FIRST COLORADO BANCORP, INC.


                                   EXHIBIT 11
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                        For the three months        For the six months
                                           Ended June 30,             Ended June 30,
                                         1996          1995          1996         1995
                                       ---------     ---------     --------      ------

Net Income (000's)                   $     4,927       NM       $     9,264       NM
                                       =========                  =========

Weighted Average Shares Outstanding   18,916,478       NM        18,892,658       NM

Common stock equivalents due to
  dilutive effect of stock options       176,993       NM           176,993       NM
                                       ---------                 ----------

Total weighted average common
shares and equivalents outstanding    19,093,471       NM        19,069,651       NM
                                      ==========                 ==========

Primary Earnings Per Share           $      0.26       NM       $      0.49       NM
                                       =========                  =========


Weighted Average Shares Outstanding   18,916,478       NM        18,892,658       NM

Common stock equivalents due to
  dilutive effect of stock options
  using end of period market value
  for period when utilizing the
  treasury stock method regarding
  stock options                          178,289       NM           178,289       NM
                                      ----------                  ---------

Total weighted average common
  shares and equivalents outstanding
  for fully diluted computation       19,094,767       NM        19,070,947       NM
                                       ==========                 ==========

Fully diluted earnings per share     $      0.26       NM       $      0.49       NM
                                       =========                  =========


Earnings per share of common stock for the three and six month periods ended June 30, 1996 has been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of unearned ESOP shares of 1,206,341.

NM - Not meaningful due to the Conversion and Reorganization effective December 29, 1995.